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                                                               EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

American Gaming & Entertainment, Ltd.:
Glen Rock, New Jersey


We consent to the incorporation by reference in the Registration Statement of American Gaming & Entertainment, Ltd. on Form S-8 (Registration Nos. 33-57194, 33-80714 and 33-87790) of our report dated March 17, 2000, appearing in this Annual Report on Form 10-KSB of American Gaming & Entertainment, Ltd. for the year ended December 31, 1999.





/s/ Mintz Rosenfeld & Company LLC

Fairfield, New Jersey
March 29, 2000



10K Edgar final full.doc